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                                                                    EXHIBIT 15.3

                              [CHINESE CHARACTER]
                                FANGDA PARTNERS

            [CHINESE CHARACTER] Shanghai [CHINESE CHARACTER] Beijing
                          [CHINESE CHARACTER] Shenzhen
                            http://www.fangdalaw.com

[CHINESE CHARACTER]1515[CHINESE CHARACTER]                 [CHINESE CHARACTER] E-mail:
                                                           email@fangdalaw.com
[CHINESE CHARACTER]20[CHINESE CHARACTER]                   [CHINESE CHARACTER] Tel.: 86-21-5298-5566
[CHINESE CHARACTER] : 200040                               [CHINESE CHARACTER] Fax: 86-21-5298-5599
                                                           [CHINESE CHARACTER] Ref.: 06CF84

20/F, Kerry Center
1515 Nanjing West Road
Shanghai 200040, PRC

                                 June 30, 2006

Linktone Ltd.
5/F, Eastern Tower
No. 689 Beijing Dong Road
Shanghai 200001, People's Republic of China

Dear Sirs,

Re: Consent of People's Republic of China Counsel

We consent to the reference to our firm in the section under the heading "Enforcement of Civil Liabilities" in the annual report on Form 20-F for the year ended December 31, 2005 of Linktone Ltd. to be filed with the Securities and Exchange Commission in the month of June 2006 which reads as the following:

      (1) There is uncertainty as to whether the courts of China would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

      (2) The recognition and enforcement of foreign judgments are provided for under Chinese Civil Procedures Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of Chinese Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions.

Very truly yours,

Fangda Partners

/s/ Fangda Partners
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